                                                                                               Exhibit (20)
                                                                                               ------------

                                       SELECTED FINANCIAL DATA
                                       -----------------------



                                                            THREE MONTHS                     NINE MONTHS
Unaudited (In thousands, except per share data)          ENDED SEPTEMBER 30,              ENDED SEPTEMBER 30,
                                                      -------------------------       -------------------------
                                                       1994               1993         1994               1993
                                                      ------             ------       ------             ------
OPERATING RESULTS
 Revenues                                             $19,326           $18,706       $56,975           $55,377

 Income from operations                                 1,605             2,901         4,871             8,627
 Net income                                             1,605             2,901         4,871            13,394

 Funds from operations (1)                              4,616             5,603        13,631            16,756
 Dividends declared                                     1,826             3,257         5,448             9,771

PER SHARE
 Income from operations                               $   .09           $   .16       $   .27           $   .48
 Net income                                               .09               .16           .27               .74

 Funds from operations                                    .25               .31           .75               .93
 Dividends declared                                       .10               .18           .30               .54



    (1) The amount of funds from operations is calculated as income from operations plus noncash charges for depreciation and amortization.

                                  Combined Balance Sheets
                                  -----------------------



                                                   September 30,         December 31,
Unaudited (In thousands, except shares)                1994                 1993
                                                   -------------         ------------
ASSETS
Investments in real estate
 Land                                                $  44,337            $  40,284
 Buildings and improvements                            389,021              368,776
                                                     ---------            ---------
                                                       433,358              409,060
 Less - Accumulated depreciation                      (110,167)            (101,824)
                                                     ---------            ---------
  Total investments in real estate                     323,191              307,236

Mortgage loans receivable                               35,703               35,550

Other assets
 Cash and cash equivalents                              24,049               38,523
 Accounts receivable                                     4,947                4,621
 Deferred charges, net                                   2,833                2,506
 Unamortized debt issue costs                            4,857                5,185
                                                     ---------            ---------
                                                     $ 395,580            $ 393,621
                                                     =========            =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
 Mortgage loans                                      $  91,870            $  92,355
 Senior notes                                          105,000              105,000
 Bank loans                                             60,000               60,000
 Accounts payable and accrued liabilities               17,343               14,356
 Deferred obligations                                   10,488               10,394
 Deferred capital gains and other
  deferred income                                        7,746                7,750

Shareholders' equity, including shares of
 beneficial interest, $1 par, unlimited
 authorization, outstanding 1994--18,262,725;
 1993--18,108,725                                      103,133              103,766
                                                     ---------            ---------
                                                     $ 395,580            $ 393,621
                                                     =========            =========


                         COMBINED STATEMENTS OF INCOME
                         -----------------------------

                                                           THREE MONTHS                     NINE MONTHS
Unaudited (In thousands, except per share data)         ENDED SEPTEMBER 30,              ENDED SEPTEMBER 30,
                                                    --------------------------        ------------------------
                                                      1994               1993           1994             1993
                                                    -------            -------        -------          -------

Revenues
 Rents                                              $17,968            $17,723        $53,010          $52,297
 Interest - Mortgage loans                              985                981          2,941            3,051
          - Investment interest                         373                  2          1,024               29
                                                    -------            -------        -------          -------
                                                     19,326             18,706         56,975           55,377
                                                    -------            -------        -------          -------
Expenses
 Property operating                                   6,435              6,495         19,176           18,633
 Real estate taxes                                    2,011              1,799          5,945            5,673
 Depreciation and amortization                        3,011              2,702          8,760            8,129
 Interest - Mortgage loans                            1,809              1,389          5,356            4,121
          - Senior notes                              2,327              1,050          6,979            3,149
          - Convertible debentures                                         964                           2,893
          - Bank loans and other                      1,223              1,035          3,362            3,107
 General and administrative                             905                371          2,526            1,045
                                                    -------            -------        -------          -------
                                                     17,721             15,805         52,104           46,750
                                                    -------            -------        -------          -------
Income from operations                                1,605              2,901          4,871            8,627
Capital gains                                                                                            4,767
                                                    -------            -------        -------          -------
Net income                                          $ 1,605            $ 2,901        $ 4,871          $13,394
                                                    =======            =======        =======          =======
Per share
 Income from operations                             $   .09            $   .16        $   .27          $   .48
 Capital gains                                                                                             .26
                                                    -------            -------        -------          -------
 Net income                                         $   .09            $   .16        $   .27          $   .74
                                                    =======            =======        =======          =======
 Dividends declared                                 $   .10            $   .18        $   .30          $   .54
                                                    =======            =======        =======          =======
Adjusted shares of beneficial interest               18,107             18,095         18,115           18,093
                                                    =======            =======        =======          =======



                     Notes to Combined Financial Statements
                     --------------------------------------

1. Income per share of beneficial interest has been computed based on weighted average shares and share equivalents outstanding for the applicable periods. The shares issuable upon conversion of the convertible subordinated debentures were not included in the per share computation because they were not dilutive.

2. Capital gains recognized included $4.7 million for nine months ended September 30, 1993, from an installment sale which occurred in 1983. The final installment from this sale was received in June 1993. Capital gains for the nine months ended September 30, 1993 also included $71,000 from the sale of a small land parcel.

                                 Combined Statements of Changes in Cash
                                 --------------------------------------

                                                              Three Months                       Nine Months
Unaudited (In thousands)                                   Ended September 30,                Ended September 30,
                                                       ---------------------------         ----------------------------
                                                         1994               1993             1994                1993
                                                       --------           --------         --------            --------
Cash provided by (used for) operations
 Net income                                            $  1,605           $  2,901         $  4,871            $ 13,394
 Adjustments to reconcile net income to net
  cash provided by operations --
   Depreciation and amortization                          3,011              2,702            8,760               8,129
   Capital gains                                                                                                 (4,767)
   Increase in deferred charges, net                       (477)              (204)            (820)               (423)
   Increase in deferred interest on
    mortgage investments, net                               (93)              (108)            (261)               (299)
   Increase in deferred obligations                          33                 28               94                  81
   Recognition of deferred income, net                       (2)                (1)              (4)                (81)
   Net changes in other assets and liabilities            3,693                884            4,127               1,052
                                                       --------           --------         --------            --------
    Net cash provided by operations                       7,770              6,202           16,767              17,086
                                                       --------           --------         --------            --------
Cash provided by (used for) investing
 Principal received from mortgage investments                37                 33              108               4,390
 Investments in properties                              (21,161)            (4,166)         (23,878)            (10,398)
 Proceeds from sale of properties, net                                                                               71
                                                       --------           --------         --------            --------
    Net cash used for investing                         (21,124)            (4,133)         (23,770)             (5,937)
                                                       --------           --------         --------            --------
Cash provided by (used for) financing
 Increase in mortgage loans                                                 35,000            4,600              35,000
 Decrease in short term loans                                              (30,365)                             (31,305)
 Repayment of mortgage loans - Normal payments             (947)              (786)          (2,860)             (2,400)
                             - Balloon payments                                              (2,225)
 Dividends paid                                          (1,811)            (3,257)          (6,881)             (9,769)
 Debt issue costs paid                                       30             (2,107)             (16)             (2,465)
 Purchase of First Union securities                         (23)                                (57)
 Other                                                       (9)                 2              (32)                (28)
                                                       --------           --------         --------            --------
    Net cash used for financing                          (2,760)            (1,513)          (7,471)            (10,967)
                                                       --------           --------         --------            --------
Increase (decrease) in cash and cash equivalents        (16,114)               556          (14,474)                182
Cash and cash equivalents at beginning of period         40,163                618           38,523                 992
                                                       --------           --------         --------            --------
Cash and cash equivalents at end of period             $ 24,049           $  1,174         $ 24,049            $  1,174
                                                       ========           ========         ========            ========